Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of McCaw International, Ltd. on Form S-4 of our report dated April 4, 1997, appearing in this Registration Statement.

We also consent to the reference to us under the headings "Summary Consolidated Financial Data" and "Experts" in such Registration Statement.

Deloitte & Touche LLP
Seattle, Washington
May 7, 1997